         Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-176656, No. 333-144231, No. 333-131975, No. 333-123652, No. 333-122580, No. 333-181371 and No. 333-189138) and Forms S-8 (No. 333-107266, No. 333-111022, No. 333-146251, No. 333-146296, No. 333-145068, No. 333-122275 and No. 333-184186) of Lions Gate Entertainment Corp. of our report dated December 23, 2013 relating to the financial statements of Studio 3 Partners LLC., which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
New York, New York
May 29, 2014